EXHIBIT 99.1

GREEN EARTH TECHNOLOGIES ANNOUNCES KEY INDEPENDENT DIRECTOR
John Thomas, Former BP Executive, Joins Board

CELEBRATION, Fla., Feb. 7, 2013—Green Earth Technologies, Inc. (GET) (OTC Bulletin Board: GETG.BB), today announced the addition of John Thomas, a seasoned executive with more than 30 years’ experience and former President of the Mid-West Fuels Value Chain to the GET Board of Directors. Mr. Thomas will serve as an independent director. GET is the maker of G-OIL®, the world’s first and only bio-based fully synthetic motor oil to receive American Petroleum Institute (API) certification, and G-CLEAN®, US Environmental Protection Agency’s (EPA) Design for the Environment (DfE) program certified products recognized for safer chemistry.

Mr. Thomas is a former President of BP Mid-West Fuels Value Chain, an integrated marketing and refining business that comprised two refineries, a set of integrated crude and product pipelines, terminals and a retail and wholesale marketing network. Thomas has previously held senior management positions with affiliates and subsidiaries of BP plc including Senior Vice President, Global Marketing for Castrol; President, US Convenience Retail; President, West Coast Retail (Arco); Head of Retail Marketing in the United Kingdom, and European Marketing Manager in Brussels. Thomas previously served as Chairman of the API Marketing Committee and was a Board member of the Joint Coalition, an industry wide “think tank.” Mr. Thomas received his Bachelor of Science and Master of Business Administration degrees from Syracuse University.

“Mr. Thomas has tremendous experience in brand building and the launch of new lubricant products and his expertise will be of great benefit to the company,” said David Buicko, Chairman of Green Earth Technologies.

“GET is still a relatively young company; however it has already developed an exciting line of market leading products. The company has created a culture of innovation and has a pipeline of new opportunities going forward,” said Thomas. “I am pleased to join the GET Board of Directors and hope that my business, marketing and brand experience will contribute to the successful launch and marketing of many new innovative products in the future.”

GET is a "totally green" clean tech company that combines domestically sourced renewable and reusable feed stocks with proprietary technologies molded around the four ideologies of being GREEN: biodegradable, recyclable, renewable and environment safe. Branded as G-OIL®, G-CLEAN® and G-MARINE®, GET produces a full line of "clean & green" American made environmentally preferred lubricants and cleaning products that allows concerned consumers who care about the environment and American energy independence to do their part without sacrificing value or performance. Save the Earth - Sacrifice Nothing®

SOURCE Green Earth Technologies, Inc.

 ABOUT GREEN EARTH TECHNOLOGIES

Green Earth Technologies, Inc. (GET) (OTC Bulletin Board: GETG.BB) products are available online at Amazon.com and at a variety of retailers and lube centers, including: The Home Depot, Wal-Mart Stores Inc., Menards, Sherwin Williams Auto Refinishing Stores, Strauss Auto Stores, Canadian Tire Corporation, Fred Meyer, VIP, National Auto Stores, Lex Brodie's Tire Company, Honest One, Do It Best and participating ACE & True Value dealers. Please visit www.getG.com for the latest news and in depth information about G.E.T and their brands.

Statements made in this release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties. Investors should also be aware that while the Company from time to time does communicate with securities analysts, it is against the Company's policy to disclose to them any material non-public information or other confidential commercial information. Investors should not assume that the Company agrees with any report issued by any analyst or with any statements, projections, forecasts or opinions contained in any such report.

Contact: John Love                248-816-0106              john@emcstrategic.com